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                                                                     EXHIBIT 23A

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of United States Surgical Corporation on Form S-3 of our report dated January 21, 1997, appearing in the Annual Report on Form 10-K on page F-2 of United States Surgical Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Stamford, Connecticut
August 21, 1997